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                                                                  EXHIBIT (5)(j)

                    ADDENDUM NO. 4 TO SUB-ADVISORY AGREEMENT

         This Addendum, dated as of the 9th day of May, 1991, is entered by and between PROVIDENT NATIONAL BANK ("Provident"), a national banking association, and PROVIDENT INSTITUTIONAL MANAGEMENT CORPORATION ("PIMC"), a Delaware corporation.

         WHEREAS, Trust for Federal Securities (the "Company") and PIMC have entered into an Advisory Agreement dated as of March 11, 1987, as supplemented by Addenda Nos. 1, 2 and 3 dated as of June 30, 1988, September 7, 1988 and November 1, 1990, respectively, (the "Advisory Agreement"), pursuant to which the Company appointed PIMC to act as investment adviser to the Company for its FedFund portfolio ("FedFund"), its T-Fund portfolio ("T-Fund"), its Federal Trust Fund portfolio ("Federal Trust Fund"), its Treasury Trust Fund portfolio ("Treasury Trust Fund"), its ShortFed Fund (now, by change of name, "Short Government Fund"), its Intermediate Government Fund portfolio ("Intermediate Government Fund") and its Long Government Fund portfolio ("Long Government Fund");

         WHEREAS, Provident has agreed to act as sub-adviser to FedFund, T-Fund, Federal Trust Fund, Treasury Trust Fund, Short Government Fund, Intermediate Government Fund and Long Government Fund, pursuant to a Sub-Advisory Agreement dated as of March 11, 1987 between PIMC and Provident, as supplemented by Addenda Nos. 1, 2 and 3 dated as of June 30, 1988, September 7, 1988 and November 1, 1990, respectively, (the "Sub-Advisory Agreement");

         WHEREAS, Section 1(b) of the Advisory Agreement permits the Company to appoint PIMC as investment adviser under the Advisory Agreement for any new investment portfolios established by the Company from time to time;

         WHEREAS Section 1(b) of the Sub-Advisory Agreement provides that in the event PIMC is appointed to act as investment adviser to a new investment portfolio of the Company, and desires to retain Provident to act as its sub-adviser with respect thereto, PIMC shall notify Provident in writing, and if Provident is willing to render such services it shall notify PIMC in writing, whereupon, after obtaining any required shareholder approval, such portfolio shall become a Portfolio under the Sub- Advisory Agreement and the compensation payable by PIMC to Provident with respect to the services provided by Provident in respect of such portfolio shall be as agreed in writing at the time;

         WHEREAS, pursuant to an Addendum No. 4 to the Advisory Agreement of even date herewith, PIMC has been appointed investment adviser for the FedCash portfolio


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("FedCash") and T-Cash portfolio ("T-Cash") of the Company; and

         WHEREAS, pursuant to Section 1(b) of the Sub-Advisory Agreement, PIMC has notified Provident that it desires to retain Provident as its sub-adviser with respect to FedCash and T-Cash, and Provident has notified PIMC that it is willing to render sub- advisory services for FedCash and T-Cash.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Appointment. PIMC hereby appoints Provident its sub-adviser with respect to FedCash and T-Cash. Provident accepts such appointment and agrees to render the services set forth in the Sub-Advisory Agreement for the compensation herein provided.

         2. Compensation. For the services which Provident will render to PIMC under the Sub-Advisory Agreement in respect of FedCash and T-Cash, PIMC will pay to Provident a monthly fee equal to that which is set forth in Section 6 of the Sub-Advisory Agreement.

         3. Capitalized Terms. From and after the date hereof, the term "Portfolios" as used in the Sub-Advisory Agreement shall be deemed to include FedCash and T-Cash, and the term "Portfolio" shall mean any of the Portfolios. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sub-Advisory Agreement.

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         4.    Miscellaneous. Except to the extent supplemented hereby, the
Sub-Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                           PROVIDENT INSTITUTIONAL MANAGEMENT

                                           CORPORATION

                                           By: /s/  Thomas H. Nevin
                                              ----------------------------------
                                              Title: President

                                           PROVIDENT NATIONAL BANK

                                           By: /s/  Charles L. Wills
                                              ----------------------------------
                                              Title: Vice President


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